                                                                   EXHIBIT 10.42

                         AMENDMENT NO. 2 TO OFFICE LEASE

     This Amendment No. 2 (herein so called) is made to this 18th day of March to that certain office Lease dated April 2, 1990 between Crow-Kessler-Woodhouse #5 ("Landlord") and Facilities Management Installation, Inc. ("Tenant") as modified by that certain Amendment No. 1 dated July 3, 1990 between the parties (the Office Lease, as so modified by such Amendment No. 1 is hereinafter referred to as the "Lease").

     The following recitals form a part of this Amendment:

     A. Capitalized terms contained but not otherwise defined herein shall have the same meaning ascribed to such terms in the Lease.

     B. Pursuant to the Lease, Tenant presently occupies 21,837 rentable square feet on the third and fourth floor of the Building.

     C. Landlord and Tenant desire to amend the Lease to incorporate an additional 4,006 rentable square feet of space on the third floor of the building into the lease premises and to modify other terms accordingly.

          Now, therefore in consideration of the mutual promises contained herein and in the Lease, and for other good and valuable consideration, Landlord and Tenant agree that the Lease is hereby modified and amended as follows:

     1. Paragraph 1.02 of the Lease is amended in its entirety to read as follows:

     1.02. PREMISES. Landlord leases to Tenant Suite 400, which constitutes the entire fourth floor, and a portion of the third floor (Premises) of the building (Building) in which the Premises are located, as shown cross hatched on the attached floor plans (Exhibits A, A-1 and A-2). The Premises contain the fixtures, improvements, and other property now installed plus any improvements required by paragraph 1.05 and Exhibits D, E, E-1, and E-2.

     Landlord warrants that the Premises contain 25,843 rentable square feet and the Building in which the Premises are located (Exhibit B) contains 75,462 rentable square feet.

     Tenant and its agents, employees, and invitees have the nonexclusive right with others designated by landlord to the free use of the common areas in the Building and of the land (Land) in which the Building is located (Exhibit C) for the common areas intended and normal purpose. Common areas include elevators, sidewalks, parking areas, driveways, hallways, stairways, public bathrooms, common entrances, lobby, and other similar public areas and access ways. Landlord may change the common areas if the changes do not materially and unreasonably interfere with Tenant's access to the Premises or use of them.

     2. Paragraph 1.05 of the Lease is amended in its entirety to read as follows:

     1.05. IMPROVEMENTS. Landlord shall make improvements to the Premises in accord with Exhibits D, E, E-1, and E-2 (Improvements). Landlord shall be liable for the expense of constructing the Improvements limited to the amount of the build-out allowance set forth in such Exhibits (Building Standard Work). The expense of the Improvements in excess of the build-out allowance (Building Non-Standard Work) shall be the liability of Tenant and shall be paid to Landlord within ten (10) days of Tenant's receipt of an invoice stating the amount due. Landlord shall submit an invoice for forty-five percent (45%) of such excess expense at any time after the Improvements are forty-five percent (45%) completed; for an additional forty-five percent (45%) at any time after ninety percent (90%) completion; and for the balance at any time after the Beginning Date. The degree of completion shall be established by certificate of landlord's architect in charge. The Improvements shall be completed in a good and workmanlike manner and comply with all applicable laws, ordinances, rules and regulations of governmental authorities.

     3. Paragraph 2.02 (a) (iii) of the Lease is amended in its entirety to read as follows:

     (iii). Tenant's pro rata share: means 34.245 percent, calculated by dividing the rentable square footage of the Premises (numerator) by the rentable square footage of the Building (denominator), and expressing the fraction as a percentage.

     4. Paragraph 4.01 (a) of the Lease is amended in its entirety to read as follows:

     4.01 (a). DEFINITIONS. "Alterations" means alterations, additions, substitutions, installations, changes, and improvements, but excludes minor decorations and the Improvements Landlord is to make under paragraph 1.05 and Exhibits D, E, E-1, and E-2.

     5. Paragraph 9.02 (a) of the Lease is amended in its entirety to read as follows:

     9.02 (a). DISCHARGE LIEN. Tenant shall, within ten (10) business days after receiving notice of any mechanic's lien for material or work claimed to have been furnished to the Premises on Tenant's behalf and at Tenant's request, except for work contracted by Landlord including the Buildout described in paragraph 1.05 and Exhibits D, E, E-1, and E-2

     (i)  discharge the lien; or

     (ii) post a bond equal to the amount of the disputed claim with companies reasonably satisfactory to landlord.

     If Tenant posts a bond, it shall contest the validity of the lien. Tenant shall indemnify, defend, and hold Landlord harmless from losses incurred from these liens

     6. Paragraph 12.15 of the Lease is amended in its entirety to read as follows:

     12.15.    DEFINITION OF LEASE.     This Lease consists of the following:

     (i)            Title Page;
     (ii)           Table of Contents;
     (iii)          Sections 1 through 12;
     (iv)           Signature Page; and
     (v)            Exhibits A through G;
     (vi)           Amendment No. 1.
     (vii)          Amendment No. 2.

     7.   Exhibit A-2 attached hereto is incorporated into the Lease.

     8.   Exhibit E-2 attached hereto is incorporated into the Lease.

     9. Exhibit G to the Lease is amended in its entirety to read as set forth in the replacement Exhibit G attached hereto and hereby incorporated into the Lease.

     10. All of the terms and conditions of the Lease shall remain in full force and effect, subject to the modifications contained herein.

     11. The parties acknowledge that the Beginning Date of the Lease was May 23, 1990.

     12. This Amendment No. 2 and Amendment No. 1 (to the extent not modified or superseded hereby) shall be a part of the Lease.

                    LANDLORD: CROW-KESSLER-WOODHOUSE #5, a
                              Texas limited partnership
                                   By:  CROW-LOUISVILLE I, INC.,
                                        General Partner


                                        By: /s/ Donald E. Dennis
                                           ---------------------------------

                                     Title: Donald E. Dennis, Jr., President
                                           ---------------------------------


                         TENANT:        FACILITIES MANAGEMENT
                                        INSTALLATION, INC., a
                                        Delaware corporation


                                        By: /s/ C. Fred Rice
                                           ----------------------------------

                                     Title: Executive Vice President
                                           ----------------------------------

                                    EXHIBIT A


Floor plan of the third floor shows (1) currently (as of the date of Amendment No. 2 to Office Lease) leased space of 645 square feet for a conference room,
(2) currently (as of the date of Amendment No. 2 to Office Lease) leased space of 4,006 square feet, and (3) proposed (as of the date of Amendment No. 2 to Office Lease) leased space of 645 square feet for a conference room.


NOTE:  The actual floor plan is attached to the paper copy of the 10-K.

                                   EXHIBIT A-1


Floor plan of the third floor shows option space (as of the date of Amendment No. 2 to Office Lease) of approximately 4,000 rentable square feet (R.S.F.).


NOTE:  The actual floor plan is attached to the paper copy of the 10-K.

                                   EXHIBIT A-2

Floor plan of the third floor shows currently (as of the date of Amendment No. 2 to Office Lease) leased space of approximately 4,006 rentable square feet (R.S.F.).


NOTE:  The actual floor plan is attached to the paper copy of the 10-K.

                           EXHIBIT E-2

     By letter agreement dated March 29, 1991, executed contemporaneously herewith, Landlord and Tenant have agreed that Tenant may defer construction of the improvements to the additional space required to be made by Landlord for up to 18 months after the execution thereof. Upon Tenant's election to have improvements commenced, Landlord and Tenant have agreed to prepare plans for improvements to the additional space and attach them hereto as Exhibit E-2. The buildout allowance to be set forth in such exhibit shall be $11 per rentable square foot of such additional space.

[F.M.I. LETTERHEAD]

                         March 29, 1991


Mr. Donald E. Dennis, Vice President
Crow-Kessler-Woodhouse No. 5
100 Mallard Creek Road
Louisville, Kentucky 40207

          RE: Office Lease dated April 2, 1990 between Facilities Management Installation, Inc. and Crow-Kessler-Woodhouse No. 5, a Texas limited partnership, as amended by an Amendment No. 1 to Office Lease dated July 3, 1990 between such parties ("Office Lease")

     In connection with and in consideration of the contemporaneous execution of Amendment No. 2 to the referenced Office Lease, Facilities Management Installation, Inc. ("FMI") and Crow-Kessler-Woodhouse #5, a Texas limited partnership ("Crow") agree as follows:

     1. FMI may defer commencement of construction of improvements to the additional space for up to 18 months following the date hereof. Upon notice to Crow from FMI within such 18 month period, FMI and Crow will diligently proceed to prepare the space plans setting forth the improvements for the additional space, initial and date them, and attach them as Exhibit E-2 to the Office Lease. Such improvements shall be completed in accordance with the terms of the Office Lease within two months following the request by FMI ("Completion Date"). If the improvements are not completed by the Completion Date, rent applicable to such space shall abate until such improvements are so completed.

     2. Subject to the provisions for abatement of rent set forth above, rent for the additional space shall be paid in accordance with Exhibit G of the Lease. Provided, however, FMI shall pay rent for the additional space in the amount of $3,986.58 for the period from April 1 to May 22, 1991, inclusive.

     3. FMI is entitled to an $11 per rentable square foot build-out allowance for the additional space. FMI has requested Crow to perform certain alterations to previously leased space on the fourth floor. FMI shall be entitled to apply the cost of such alterations as an expense allocable to the $11 per square foot build-out allowance for the additional space.


              500 N. AKARD STREET, DALLAS, TX 75201
                TELECOPIER NUMBER - (214) 954-7008

     4. If FMI elects to use any portion of the additional space in a manner requiring the construction of shelving, and so notifies Crow thereof prior to completion of the build-out improvements, Crow or its engineers will indicate to FMI the allowable configuration of such shelving and Crow will enter into an agreement with FMI (comparable to the similar agreement entered into with respect to original leased space) releasing FMI from structural damage caused by a shelving system used in conformity with the indicated configuration.

     5. FMI shall have the option to add to the space under lease up to an additional 4,000 rentable square feet of contiguous space ("Option Space") on the third floor of the building as shown on the attached exhibit. The option must be exercised on or before October 1, 1991 by notice to Crow in accordance with the Office Lease provision for giving notice. The provisions of the lease addressing Rent, Additional Rent, Cancellation Fee, and other affected matters shall be amended to reflect the addition of the Option Space upon such terms as the parties shall negotiate upon exercise of the option.

     Please indicate your agreement and consent to the foregoing by signing and returning a copy of this letter to me at your earliest convenience.


                         Sincerely,



                         /s/ C. Fred Rice
                         C. Fred Rice
                         Executive Vice President


Agreed and Consented to by:

CROW-KESSLER-WOODHOUSE #5
a Texas limited partnership
By:  CROW-LOUISVILLE I, General Partner



By:    /s/ Donald E. Dennis
    -----------------------------------
Title: Donald E. Dennis, Jr., President
       --------------------------------
Date:  May 31, 1991
       --------------------------------

                                   EXHIBIT G.

                Rent Addendum to a Lease Agreement by and between
                           Crow-Kessler-Woodhouse #5,
                   a Texas Limited Partnership, ("Landlord"),
                                       and
                    Facilities Management Installation, Inc.,
                       a Delaware Corporation, ("Tenant"),
                       dated April 2, 1990 (the "Lease").


2.01.     BASE RENT AND SECURITY DEPOSIT:

          Rent as set forth in Paragraph 2.01 shall be paid as follows:


          Months         Monthly Rent        Annual Rent
          ------         ------------        -----------

           1-12           $    0             $     0
          13-24           $18,230.17         $218,762.04
          25-36           $19,140.55         $229,680.60
          37-48           $25,509.17         $306,110.40
          49-60           $29,148.67         $349,784.04
          61-72           $31,051.88         $372,622.56
          73-84           $32,212.13         $386,545.56
          85-96           $33,706.21         $404,474.52
          97-108          $34,783.01         $417,396.12
         109-120          $35,943.25         $431,319.00


                ---------------------------------

                        End of Exhibit G.

                              AMENDMENT #3 TO LEASE
                                     BETWEEN
                 HFH ONE LAKEVIEW PROPERTIES LIMITED PARTNERSHIP
                     SUCCESSOR TO CROW-KESSLER-WOODHOUSE #5
                                   ("LESSOR")
                                       AND
                    FACILITIES MANAGEMENT INSTALLATION, INC.
                                   ("LESSEE")


This Amendment to Lease is entered into by and between HFH One Lakeview Properties Limited Partnership successor to Crow-Kessler-Woodhouse #5 ("Lessor") and Facilities management Installation, Inc. ("Lessee") to amend the terms of a certain lease dated April 2,1990 as modified by Amendment #1 dated July 3, 1990 and Amendment #2 dated March 18th (hereinafter the "Lease") between Lessor and Lessee for certain office space located in Suite 400,100 Mallard Creek Road, Louisville, Kentucky 40207.


                                    RECITALS

WHEREAS, Lessor and Lessee entered into Lease dated April 2,1990; and,

WHEREAS, the Lessee's Premises presently consists of 25,843 rentable square feet of office space which space has been physically reduced by agreement between Lessee and Lessor by 2,245 rentable square feet; and,

WHEREAS, the expiration date of the current lease term is May 31, 2000 subject to cancellation by Lessee's Option to Cancel as per the Lease; and

WHEREAS, the rent is currently $229,744.27 annually and is payable in monthly installments of $19,145.36 subject to annual increases as per the Lease, and Lessee currently receives a $2,059.92 per month credit for the 2,245 square foot reduction of space; and,

WHEREAS, the current Estimated Operating Expense Recoveries are being escrowed at $.75 per square foot or 25,843 square feel minus 2,245 square feet times $.75 divided by 12 months equals monthly payments of $1,474.88.

WHEREAS, Lessee desires to Amend the Lease to reflect the reduction in space of 2,245 square feet and to further reduce the Premises by the remaining shell space within the Premises of 1,761 square feet under the terms and conditions of the Letter from Trammell Crow Realty Services to ICH dated October 19, 1992 attached as Exhibit A (the "Letter") and Lessor agrees to same under the terms and conditions as are contained in the Lease except as the same are modified by this Amendment.

NOW, THEREFORE, in consideration for Lessor further reducing the Premises, Lessor and Lessee mutually agree to the following.

1. Lessee's leased Premises shall be changed from 25,843 square feet to 21,837 square feet (25,843 square feet less 2,245 square feet that has already been released less the balance 1,761 shell space equals a reduction of 4,006 square feet).

2. Lessee's rent shall be changed to reflect Lessee's new square footage of 21,837.


                          Per Lease               Amended
     Commencing:           Rate psf            Monthly Rent
     March 1993                8.89              $16,177.58
     June 1993                11.84              $21,545.84
     June 1994                13.53              $24,621.22
     June 1995                14.42              $26,240.80
     June 1996                14.96              $27,223.46
     June 1997                15.65              $28,479.09
     June 1998                16.15              $29,388.96
     June 1999                10.69              $30,371.63


     The Amended Monthly Rent shall be payable by Lessee to Lessor on the first day of every month commencing March 1, 1993.

3. The current Estimated Operating Expense Recoveries are being escrowed at $.75 per square foot or 21,837 square feet times $.75 divided by 12 months equals monthly payments of $1,364.81.

4. As per the Letter, Lessee shall pay a buy-out fee to Lessor equal to $6.50 per square foot for each square foot that is reduced from the Premises. For the original reduction space of 2,245 square feet, this buy-out fee was paid by Lessee to Lessor. For the remaining 1,761 square feet, this amount shall be due from Lessee to Lessor upon execution of this Amendment #3 to Lease. The buy-out fee due is 1,761 square feet times $6.50 equals 11,446.50.

5. This Amendment to Lease and all exhibits incorporated herein shall become binding on Lessor only upon execution and delivery thereof by Lessor. Until such execution and delivery, Lessee shall have no rights under this Amendment.

Except as modified herein, all terms and conditions of the Lease are hereby ratified and acknowledged to be unchanged and shall remain in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, this Amendment shall govern and control.


          LESSOR:   HFH ONE LAKEVIEW PROPERTIES LIMITED PARTNERSHIP

                    BY:  HFH Lakeview Properties, Inc.
                         its  Authorized Agent



                         /s/ Fred Faulkner
                         ----------------------------------------
                         Fred Faulkner, President



          LESSEE:   FACILITIES MANAGEMENT INSTALLATION, INC.


                    BY:          /s/ C. Fred Rice
                         ----------------------------------------

                    PRINT NAME:  C. Fred Rice

                    TITLE:        Executive Vice President

                                                   Trammell Crow Realty Services
                                                   100 Mallard Creek Road
                                                   Suite 340
                                                   Louisville, Kentucky 40207


                                                   502/893-6000
                                                   502/893-8021 Fax



October 19, 1992


Mr. C. Fred Rice
ICH
100 Mallard Creek Road
Suite 400
Louisville, Kentucky 40207

Dear Mr. Rice:

     As per your handwritten letter to Trammell Crow Realty Services and Banc One Mortgage Corporation, we will try to re-lease the 4,006 R.S.F. located on the third floor of the Lakeview Office Building, 100 Mallard Creek Road, Louisville, Kentucky 40207, which is currently under contract between Banc One Mortgage Corporation and Facilities Management Installation, Inc.. This letter authorizes Banc One Mortgage Corporation to enter into agreements with other tenants to lease either part or all of the 4,006 R.S.F. currently being leased by Facilities Management Installation, Inc. Once a lease agreement has been executed between a tenant and Banc One Mortgage Corporation for part or all of the 4,006 R.S.F., Facilities Management Installation, Inc. immediately forfeits all rights to that portion of the space that has been re-leased. If only part of the 4,006 R.S.F. space is re-leased, that amount of square footage will be subtracted from the entire lease agreement (ie. 1,000 R.S.F. is leased thus reducing Facilities Management's space by 1,000 R.S.F.). The rental reduction amount will be $11.00 per R.S.F. multiplied by the amount of R.S.F. that has been re-leased. The rental reduction will commence the first day of the following month.

     In consideration of the time, effort and monetary requirements associated with the re-leasing of the space, Facilities Management will pay a buy-out fee to Banc One Mortgage Corporation of $6.50 per rentable square foot for each rentable square foot that is re-leased (ie. 1,000 R.S.F. re-leased x $6.50 equals $6,500.00 payment to Banc One Mortgage Corporation). The buy-out fee will only be paid to Banc One Mortgage Corporation upon written commitment from a new tenant to lease part or all of the space. This will only be a lump sum payment if all of the 4,006 R.S.F. is re-leased at one time.

     Once the lease has commenced and the buy-out payment received, Facilities Management's future obligations to the space will completely cease the first day of the following month. All past obligations, including rent, will remain totally intact. In the case of a partial re-leasing of the space, Facilities Management will be required to continue all obligations on the remaining unleased space.

Trammell Crow Company

Page Two
Mr. C. Fred Rice
October 19, 1992


     By signing this letter, Facilities Management agrees and accepts all the terms and conditions contained herein. A lease amendment will be attached to the original lease once all the total 4,006 R.S.F. has been re-leased.

Sincerely,                         AGREED AND ACCEPTED:

TRAMMELL CROW REALTY SERVICES      BY:    /s/ C. Fred Rice
                                         --------------------------------------
                                   TITLE: Executive Vice President
/s/ M. Clark Davis
M. Clark Davis                     DATE:  ____________________
Project Manager